Exhibit 10.11

DESCRIPTION OF ORAL AMENDMENT
TO EMPLOYMENT AGREEMENT
Cronos Group Inc., f/k/a Pharmacan Capital Corporation (“Cronos”), and Michael Gorenstein (“Executive”) orally agreed to amend the Employment Agreement between Cronos and Executive dated as of August 10, 2016 (the “Employment Agreement”) to increase the Base Salary (as defined in the Employment Agreement) from USD200,000.00 to CAD520,000.00, effective in June 2019 and Cronos made a grant on May 11, 2019 to Executive of 1,097,791 stock options over shares of Cronos common stock and an equal number of share appreciation rights, each with an exercise price per share of CAD20.65, which vest in equal quarterly installments over four years.

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